Exhibit 99.2

Prepared Remarks

Presented to Citi 2017 Basic Materials Conference

by Jeffrey N. Quinn
Tronox, Ltd.

November 28, 2017

2017 CITI BASIC MATERIALS CONFERENCE
 NOVEMBER 28, 2017
INTRODUCTION

Thank you and hello everyone.  I’m Jeffry Quinn.  Later this week, I will become the CEO of Tronox.  I thought I would get a couple of days’ head start by speaking with you today.

For those of you that were looking forward to hearing the sweet sounds of Peter Johnston’s Australian accent, I apologize — all you get is my Kentucky twang.  At least I’ll try to use the word “mates” a couple of times in my presentation.  With me today are two of my mates from the company - Tim Carlson, our CFO, and Brennen Arndt, vice president, investor relations and corporate communications.  We will be pleased to answer your questions after my remarks.

It’s our pleasure to be here today to provide an update on our strategic direction and our planned acquisition of Cristal TiO2.

SAFE HARBOR STATEMENT

I will not read the forward looking statements on this slide - but instead say that they apply in full to my remarks today.

Let me just take a moment to quickly introduce myself.  I’ve spent 30+ years in the industrial world in mining, refining, and chemicals. I spent 15 years at Arch Coal, several years in the refining industry working for Tom O’Malley at Premcor, and almost 10 years at Solutia, where I was chairman and CEO for over 8 years until we sold the company to Eastman Chemical in 2012.

Since 2012, I ran my own investment company where we invested in the chemicals sector and sponsored two SPAC’s.  I’ve been on the board of Tronox since 2011 and am also currently on the board of W.R. Grace. I am really honored and excited to take the helm at Tronox.  We have a great team and a great future ahead of us.

 With that let’s talk about Tronox.

2017 CITI BASIC MATERIALS CONFERENCE
 NOVEMBER 28, 2017
STRONG PERFORMANCE – STRATEGICALLY, FINANCIALLY AND OPERATIONALLY

Tronox is performing very well on all fronts - strategically, financially and operationally.  Our TiO2 business continues to deliver strong results.

In the third quarter, the business posted:
•	Revenue growth of 28 percent
•	Adjusted EBITDA growth of 79 percent
•	An adjusted EBITDA margin of 31 percent, and
•	Free cash flow of $120 million

The last time we achieved a 31 percent adjusted EBITDA margin was the third quarter of 2012 – when TiO2 selling prices were 33 percent higher.

This level of performance clearly reflects the benefits of:
•	Our vertical integration with all our assets in full operation, and
•	The extraordinary work by our global TiO2 team to reduce costs through their very successful Operational Excellence program.

We also made great progress on our strategic developments:

•	We completed the sale of Alkali Chemicals for $1.325 billion
•	Our shareholders approved the issuance of 37.58 million Class A Shares to Cristal in connection with the transaction, and
•	We completed a refinancing that lowered our cost of debt, extended maturities, increased liquidity, and provided additional pay down flexibility

All funds are now assembled to complete the planned Cristal transaction.

In addition, our trading liquidity was significantly increased through a secondary offering of 22.425 million shares by Exxaro.

Most importantly, our Cristal TiO2 acquisition integration planning continues to proceed on schedule.

We have now received approval for the transaction from 6 of the 9 regulatory jurisdictions.  Reviews in the U.S., the EU and Saudi Arabia are ongoing.

We continue to work with the regulatory agencies to obtain the remaining outstanding approvals for the transaction.  This week is an important week for us in that the FTC must take action by December 1.

2017 CITI BASIC MATERIALS CONFERENCE
 NOVEMBER 28, 2017
By that time, the FTC must: 1) allow the wedding by letting the review process expire, or 2) seek our agreement for more time to consider the deal, or 3) decide to file suit to challenge the deal.

With respect to the EU, we have been in active dialogue for many months. In the EU process, this dialogue occurs prior to officially commencing phase one.  We entered phase one on November 15 when we filed our form CO.  The EU has published a provisional deadline of December 20th to respond to our filing.  At that time, they can 1) clear the deal, 2) request additional time to review our filing, or 3) move to phase two for further questions and review.

As we have previously stated, we believe this deal enhances competition in the TiO2 industry and anticipate obtaining all approvals and closing the transaction by the end of the first quarter of 2018.

That being said, there can be no assurance that any of the remaining outstanding regulatory agencies will not seek to enjoin the consummation of the transaction.  If that were to occur, we are fully prepared to defend our legal position.

In summary, we are confident that 2017 will be a year of strong performance — and that 2018 will be a transformational one for Tronox.

TRONOX-CRISTAL INVESTMENT HIGHLIGHTS

The combination of Tronox and Cristal provides multiple levers to substantially grow shareholder value.

We will be the largest global TiO2 producer, with:

•	A production base that represents approximately 18% of industry capacity
•	An expansive global footprint — with 11 TiO2 plants and 8 mineral sands facilities on 6 continents, and
•	A greater exposure to faster-growing emerging markets

We will also be the most vertically integrated producer with:

•	Upstream mineral sands mining and production assets
•	Coupled with downstream TiO2 production

2017 CITI BASIC MATERIALS CONFERENCE
 NOVEMBER 28, 2017
Our vertical integration places us in a highly competitive cost position.  We will move from a long to short position on feedstock and intend to be approximately 85 percent integrated on a net-TiO2 basis.  This will enable us to operate our mining and feedstock assets at full utilization across the cycle and at lower cost.

We expect to deliver significant growth in shareholder value by:

•	Realizing synergies of $100 million in year 1 and $200 million in year 3
•	Unlocking incremental TiO2 volumes across our network to take advantage of additional sales in attractive market conditions, and
•	Generating substantial cash flow that will enable rapid deleveraging and cash deployment opportunities

GLOBAL FOOTPRINT

Here’s a snapshot of our global footprint with:

•	11 pigment plants in 8 countries
•	6 mines and mineral separation plants in 3 countries, and
•	2 smelters and 1 synthetic rutile plant

This global footprint — with upstream and downstream production facilities strategically located on 6 continents — will enable us to better serve our customers worldwide.

Our increased scale:

•	Provides production flexibility and a competitive advantage in retaining existing customers and obtaining new business
•	Reduces the average delivery distance to their facilities
•	Enables us to offer our customers a broader suite of products in all regions, and
•	Increases our exposure to faster-growing emerging markets

BENEFITS OF INTEGRATION

The cost benefits of our vertical integration are substantial.

With guaranteed demand from our 11 pigment plants, our smelting operations will run at consistently high utilization rates.  This lowers our cost profile and generates strong cash flow with reduced volatility.

2017 CITI BASIC MATERIALS CONFERENCE
 NOVEMBER 28, 2017
We will no longer be subject to volatility in feedstock demand across the cycle.  This volatility can require merchant feedstock suppliers to operate at lower utilization rates during cycle downturns and incur high fixed cost penalties.

We can target ore bodies within a mine to deliver specific feedstock and co-product content. For example, higher zircon content can be targeted versus titanium-bearing ore — or vice-versa.

We benefit from zircon and rutile co-products.  Zircon and rutile are high-value minerals obtained in the mining process.  They provide attractive co-product credits which benefit our integrated margin profile.  In effect, they reduce our net feedstock costs.

HIGHLY SYNERGISTIC COMBINATION

Our combination is highly synergistic.  We expect to realize pre-tax run-rate synergies of more than $100 million by year 1, and more than $200 million by year 3.

We plan to derive these synergies from multiple sources:

•	Running our mineral sands assets at full utilization
•	Optimizing the value in use of our feedstock
•	Sharing of best practices across technologies, production facilities and geographies
•	Eliminating significant supply chain overlap
•	Reducing delivery distances to customers
•	Consolidating third party spend, and
•	Eliminating redundant corporate costs

PRO FORMA TRONOX OVERVIEW

Here is a snapshot of pro forma Tronox following the Cristal acquisition:

•	Nameplate TiO2 capacity of more than 1.3 million tons
•	Approximately 85 percent vertically integrated, and
•	Pro forma sales of more than $3.5 billion and adjusted EBITDA of $731 million, including $100 million of year 1 synergies — based on annualizing first half 2017 results for both companies —

The pro forma enterprise today is running at higher annualized sales and EBITDA levels then these first half run rates.

2017 CITI BASIC MATERIALS CONFERENCE
 NOVEMBER 28, 2017
We remain confident that our combination has the potential in year 1 to generate approximately $1 billion of EBITDA and $400 to $500 million of free cash flow.

FREE CASH FLOW AND DELEVERAGING PROFILE

Looking at our combination from a cash flow perspective…

We expect strong EBITDA growth sourced from multiple areas in the combined enterprise — coupled with the synergies we intend to realize.

Our refinancing lowered our overall cost of debt and provided additional pay down flexibility — in anticipation of this strong free cash flow.

We intend to leverage our significant tax attributes to reduce cash taxes, and

We will continue our disciplined approach to capital spending - focused on supporting the requirements of our business and debottlenecking our operations.

With this substantial free cash flow, our priority is to rapidly deleverage our balance sheet.  If you consider our current debt levels and the potential for generating $400-500 million of free cash flow in year 1, you can quickly gain a perspective on the pace of that deleveraging.

CAPITAL ALLOCATION STRATEGY

Our capital allocation priorities are to:

•	Support business growth and debottleneck our operations through disciplined capital spending
•	Reduce net leverage to 2-3x EBITDA, and
•	Balance strategic investment flexibility with shareholder capital return

Let me just conclude by reaffirming once again that we are building a high-performance company focused on:

•	Increasing production by unlocking incremental TiO2 production across the combined footprint
•	Operating our vertically integrated assets in a highly efficient and low cost manner
•	Meeting or exceeding our synergy targets
•	Generating substantial free cash flow
•	Rapidly deleveraging our balance sheet, and
•	Balancing strategic investment flexibility with shareholder capital return

2017 CITI BASIC MATERIALS CONFERENCE
 NOVEMBER 28, 2017
Q&A SESSION

With that, I thank you.  We will be pleased to take your questions.

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